Exhibit 23.2

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 2, 2002 accompanying the financial statements of Premium Financial Services & Leasing, Inc., which are incorporated by reference in this Form SB-2 registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned report.

                             /s/ Robison, Hill & Company
                             Robison, Hill & Company
                             Salt Lake City, Utah
                             August 30, 2002